As Filed with the Securities and Exchange Commission on March 20, 2006

Registration No.:

U.S. SECURITIES AND EXCHANGE

COMMISSION Washington, D.C. 20549

Form SB–2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EP FLOORS, INC.

(Name of Small Business Issuer in its Charter)

Delaware	235900	20-0197939
(State or other jurisdiction of incorporation or organization)	Primary Industrial Classification Code No.	(I.R.S. Employer Identification No.)

4 Springfield Street, 5th Floor

P.O. Box 338

Three Rivers, MA 01080

413-283-5164

(Address and telephone number of principal executive offices)

Robert E. Long

EP Floors, Inc.

4 Springfield Street, 5th Floor

P.O. Box 338

Three Rivers, MA 01080

413-283-5164

 (Name, address and telephone number of agent for service)

WITH A COPY TO

Gary B. Wolff, P.C.

805 Third Avenue, 21st Floor

New York, NY  10021

212–644–6446

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Dollar Amount To Be Registered	Proposed Maximum Offering Price Per Share[1]	[1]Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, $ .001 Par value per share	1,675,000	$.01	$16,750	$1.79

EP Floors, Inc. hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

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Subject to completion __, 2006

1,675,000 SHARES

EP FLOORS, INC.
COMMON STOCK

As of March 16, 2006 we had 11,000,000 shares of our common shares outstanding.

This is a resale prospectus for the resale of up to 1,675,000 shares of our common stock by the selling stockholders listed in this prospectus. Our largest shareholder, Robert Long, our president, is registering 925,000 shares (or approximately 55% of the shares being registered). We will not receive any proceeds from the sale of the shares.

Our common stock is not traded on any public market. In March 2006 we sold 750,000 of our common stock in a private placement at $.001 per share to 39 individuals.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Investing in our common stock involves very high risks.  See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is          ___, 2006.

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PROSPECTUS SUMMARY

About EP Floors, Inc.:

EP Floors, Inc. was incorporated under the laws of the State of Delaware on September 2, 2003.  Our articles of incorporation were amended on March 13, 2006. We were an S corporation for income tax purposes until March 16, 2006, at which time we became a C Corporation.

We install high-quality engineered polymer floors for industrial applications with a particular emphasis on food processing facilities.  Our floors are well suited for use in industrial facilities that require a flooring surface that is easy to clean, long lasting, anti-skid and resistant to chemical corrosion and thermal shock.   These are the principal characteristics that are important to the food processing industry. Our floors meet the requirements of the

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Food and Drug Administration (“FDA”),

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United States Department of Agriculture (“USDA”),

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Occupational Health and Safety Administration (OSHA”),

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Food Safety and Inspection Service (“FSIS”), and the

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Hazard Analysis Critical Control Points system (“HACCP”).

We have installed our floors for customers throughout the United States, principally east of the Rocky Mountains, and in several Caribbean Island locations.  Robert E. Long is our president and founder.

We may refer to ourselves in this document as "EP Floors," "we," or "us."  Our principal executive offices are located at 4 Springfield Street, 5th Floor, P.O. Box 338, Three Rivers, MA 01080, and our telephone number at that address is 413-283-5164. Our website is www.EPFloors.com, but the information contained thereon does not constitute a part of this prospectus.

The Offering

The shares being offered for resale under this prospectus by the selling stockholders identified herein consist of approximately 15% of the outstanding shares of our common stock.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	1,675,000

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors,”.

Trading Market	None

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RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

1.

EP Floors has too limited of an operating history to permit investors to make reasonable evaluations based on our history and performance.

EP Floors was incorporated in September 2003.  Our future prospects must be considered in light of the facts that plans of relatively new and under-funded businesses often do not get implemented as quickly or effectively as management initially intends. Newer companies also often lack the experience and resources to respond quickly to opportunities or identify potential problems. In addition, early success does not necessarily indicate the likelihood of ongoing or future success.

We cannot be certain that our business strategy will be successful or that we will ever be able to maintain or significantly increase revenue-generating activities. Furthermore, we believe that it is probable that we will incur periods of operating losses and negative cash flow for the foreseeable future.

2.

EP Floors has limited financial resources, and our auditors’ report on our financial statements at December 31, 2005 and for the year then ended indicates that there is significant uncertainty about our ability to continue as a going concern. Absent financial resources, we will be unable to undertake programs designed to expand our business as described in this prospectus.

EP Floors has limited financial resources and has not established a source of equity or debt financing. Our auditors expressed concerns about our ability to continue as a going concern in their report on our 2005 financial statements because we have negative working capital of $13,931.  Absent sufficient cash from operations, we may require financing to expand our business and implement our strategic plan.  There can be no assurance our operations will generate sufficient cash or that outside financing will be available or found. If we are unable to obtain financing, we may not be able to maintain or expand our revenue producing activities.

If we are unable to obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may have to substantially curtail our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. To date, no EP Floors officer, director, or affiliate has had any preliminary contact or discussions with, nor are there any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction referred to herein or otherwise.

3.

We may not be able to respond to changes in high performance flooring technology successfully, and our failure to do so may lead to loss of sales revenue and severe losses of resources

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We obtain all of our raw materials for our flooring products and other specialty chemicals from manufacturers of these materials.  If any of these manufactures, or any other independent flooring contractor, develop a new and proprietary formulation of flooring materials that was unavailable to us, we would be put at a competitive disadvantage and may suffer a material loss of sales revenue.

4.

If a floor installed by us were to crack or leak or if someone falls on a floor installed by us, we may be subject to significant litigation and the costs associated with defending against litigation.

We install floors that frequently serve the food processing industry. The principal reasons the food processors use our floors are they have anti-skid qualities and are resistant to chemical corrosion and thermal shock. If one of our installed floors corroded and leaked or if an employee was injured as a result of falling, we may be subject to litigation for damages. The cost of defending such litigation, in terms of financial and manpower resources could be significant and could prevent us from financing or expanding our business operations.

5.

We can be impacted by economic cyclicality and its effect on the capital spending plans of our potential customers.

The capital spending plans of our customers, whether for plant expansion, plant maintenance, or the construction of new facilities, could be impacted by the overall cyclicality of the economy.   The deferral, delay, or cancellation of our customers’ capital spending plans could have a material adverse effect on our business.

6.

We rely on third-party suppliers from whom we purchase the raw materials for our flooring products.

We obtain all of the raw materials for our flooring products from two third-party , unaffiliated suppliers.  Any business interruption experienced by our suppliers, or an inability to maintain a business relationship with our suppliers, could prevent us from meeting the requirements of a contract. Failing to meet the requirements of a contract would result in serious damage to our reputation and could result in litigation and the resultant costs. In either case, our ability to obtain and perform future contracts would be materially impaired.

7.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock

We have no committed source of financing. On occasion, our board of directors may attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (99,000,000) but unissued (88,000,000) shares.

In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of EP Floors because the shares may be issued to parties or entities committed to supporting existing management.

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8.

We depend on our founder and president, Robert E. Long, the loss of whose services is likely to cause our business operations to cease unless he is adequately replaced within a short time frame.

Our chief executive officer, Robert E. Long, is entirely responsible for the development and execution of our business. All of our projects and undertakings have been generated through the business contacts or reputation of Mr. Long. In addition, all of the businesses with which we deal, as well as the vendors used by us, are businesses and professionals known by Mr. Long. He is under no contractual obligation to remain employed by us.  If he should choose to leave us for any reason before we have hired additional qualified personnel, our operations are likely to fail.  Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus.

We will fail without Mr. Long or an appropriate replacement(s).  We intend to acquire “key-man” life insurance on the life of Mr. Long naming us as the beneficiary when and if we obtain the resources to do so, and Mr. Long remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

9.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability, which may result in a major cost to us and hurt our shareholders as corporate resources may be expended for the benefit of directors.

Our articles of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of EP Floors. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us, therefor, if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether  indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.  The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, both of which are likely to materially reduce the market and price for our shares, if such a market ever develops.

10.

Currently there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

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Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities.  We have  obtained  a market maker to file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker’s application will be accepted by the NASD. If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade. We are not permitted to file such application on our own behalf. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of EP Floors and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of our securities, many brokerage firms may not be willing to effect transactions in our securities.  See Risk Factor No. 15.

11.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period (at least one year) may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who is not an officer, director or control person) after the restricted securities have been held by the owner for a period of two years.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of our common stock in any market that may develop.

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12.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to adversely affect stockholder-voting power and perpetuate their control over us.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, par value $ .001 per share.

The specific terms of the preferred stock have not been determined, including:

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designations;

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preferences;

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conversions rights;

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cumulative, relative;

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participating; and

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optional or other rights, including:

o

voting rights;

o

qualifications;

o

limitations; or

o

restrictions of the preferred stock

Our board of directors is entitled to authorize the issuance of up to 1,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion, with no further authorization by security holders required for the issuance thereof.  This form of securities is commonly referred to as “blanket preferred.”

The issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of EP Floors or make removal of management more difficult. As a result, the board of directors' ability to issue preferred stock may discourage the potential hostility of an acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in, among other things, terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

Our executive officers and directors will, in the aggregate, beneficially own approximately 84.8% of our outstanding common stock immediately following the offering, assuming that all registered shares are sold.

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13.

All 1,675,000 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of our registration statement of which this prospectus is a part. Significant sales of these shares over a short or concentrated period of time are likely to depress the market for and price of our shares in any market that may develop.

All 1,675,000 shares of our common stock held by 40 shareholders that are being registered in this offering may be sold subsequent to effectiveness of our registration statement either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also “Selling Stockholders” and “Plan of Distribution” elsewhere in this Prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

14.

The ability of our principal shareholder/president to control our business may limit minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our principal shareholder and president (one person)will beneficially own or control approximately 84.8% of our outstanding common stock assuming that he sells all shares of his stock being registered. Because of his beneficial stock ownership, our principal shareholder will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our principal shareholder may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and all other business decisions. The minority shareholders would have no way of overriding decisions made by our president. The level of control may also have an adverse impact on the market value of our shares because our president may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/ or may sell sufficient numbers of shares to significantly decrease our price per share.

15.

Any market that develops in shares of our common stock will be subject to the penny stock restrictions that will create a lack of liquidity and make trading difficult or impossible.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by the NASD. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

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the basis on which the broker or dealer made the suitability determination, and

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that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks.  Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any based upon an claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

16.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

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There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities.  These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in the 17 states that do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.  See also “Plan of Distribution-State Securities-Blue Sky Laws.”

17.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our year ending December 31, 2007, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of 2007. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

18.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of ’34 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

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Upon becoming a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business and may prevent us from meeting our normal business obligations.

19.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market as a result of Sarbanes-Oxley require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted all of these measures. Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 1,675,000 of our 11,000,000 currently outstanding shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder’s beneficial ownership of shares of our common stock as of March 16, 2006 and as adjusted to give effect to the sale of the shares offered hereunder.

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Selling Security Holder	Shares Owned Before Offering	Shares Being Offered	Shares To Be Owned After Offering	Percentage To Be Owned After Offering	Relationship To Ep Floors Or Affiliates
Robert E. Long	10,250,000	925,000	9,325,000	84.8	President
Angela Korchevskaya	50,000	50,000	0		Director
Tracey Long	10,000	10,000	0		Wife of Mr. Long
Alexandra Long	10,000	10,000	0		Minor child of Mr. Long
Elizabeth Long	10,000	10,000	0		Minor child of Mr. Long
Una Long	10,000	10,000	0		Robert Long’s mother
Kenneth Long	10,000	10,000	0		Robert Long’s father
Kevin Long	10,000	10,000	0		Robert Long’s brother
Medical Financial Corp.	10,000	10,000	0		Company owned by a brother of Robert Long
William Calkins	10,000	10,000	0		Business associate of Company
Aaron Martin	10,000	10,000	0		Business associate of Company
Praxedes Gutierrez	10,000	10,000	0		Business associate of Company
Emmanuel Navedo	10,000	10,000	0		Business associate of Company
Miguel A.Navedo	10,000	10,000	0		Employee
Emilio Velez	10,000	10,000	0		Business associate of Company
David Richards	10,000	10,000	0		Business associate of Company
Chad N. Walker	10,000	10,000	0		Business associate of Company
Sean K. Mitchell	10,000	10,000	0		Employee
Thomas Sparling Jr.	10,000	10,000	0		Friend of Robert Long
Patricia Sparling	10,000	10,000	0		Wife of Thomas Sparling
Matthew Sparling	10,000	10,000	0		Minor child of Thomas & Patricia Sparling
Robert Sparling	10,000	10,000	0		Minor child of Thomas & Patricia Sparling
Sean Sparling	10,000	10,000	0		Minor child of Thomas & Patricia Sparling
Jevon DuBois,	10,000	10,000	0		Employee
Greg Mercure	10,000	10,000	0		Business associate of Company
Rafael C Ruiz	10,000	10,000	0		Employee
Jose J.Flecha	10,000	10,000	0		Business associate of Company
Vance Coffey	10,000	10,000	0		Business associate of Company
Russell King	10,000	10,000	0		Business associate of Company
Craig Barton	10,000	10,000	0		Business associate of Company
Keith Barton	10,000	10,000	0		Business associate of Company
Stephen B. Schneer	10,000	10,000	0		Business associate of Company
Gary B. Wolff	310,000	310,000	0		Counsel to the Company
Holly Bottega	30,000	30,000	0		Assistant to Mr. Wolff
Jeremy Seitz	10,000	10,000	0		Business associate of Company
Mary E. Lawler	10,000	10,000	0		Business associate of Company
John P Greeley	10,000	10,000	0		Business associate of Company
Elizabeth A. Davison	10,000	10,000	0		Business associate of Company
Carla Santia	10,000	10,000	0		Business associate of Company
Paul F. Tetreault	10,000	10,000	0		Business associate of Company
	11,000,000	1,675,000	9,325,000	84.8%

None of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Robert E. Long, our president, is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering.

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Selling Stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices. All non-management selling shareholders ( 38 persons) received their shares (an aggregate of 700,000 shares) in a private placement in March 2006 for $.001 per share.

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares of our common stock being registered.  All of our outstanding shares were issued at par value of $.001 per share.  Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by stockholders.

DIVIDEND POLICY

We have never paid a cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no public market for our common stock, and a public market may never develop. While we have obtained a market maker to file a Rule 211 application with the NASD in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”) such efforts may not be successful, and owners of our common stock may not have a market in which to sell the shares. Even if the common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no EP Floors common equity subject to outstanding options or warrants to purchase or securities convertible into common equity of EP Floors.

The number of shares of EP Floors common stock that could be sold by our shareholders pursuant to Rule 144 (once we are eligible therefor) is up to 1% of 11,000,000 (i.e., 110,000 shares) each three  months by each EP Floors shareholder.  Based upon current ownership, such number of shares eligible would be 660,000 shares as follows, 110,000 shares which may be sold by our president, commencing 90 days from the date of this prospectus, and 550,000 shares which may be sold by the 39 other shareholders of EP Floors commencing on or about March 17, 2007.

EP Floors has agreed to register 1,675,000 shares of the 11,000,000 shares currently outstanding for sale by security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

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Balance Sheet Data:
December 31, 2005

Current assets	$ 170,258

Total assets	$ 191,321

Current liabilities	$ 184,189

Stockholders’ equity	$ 7,132

Income Statement Data:	Year Ended
	2005	2004
Revenue	$1,014,812	$461,604
Gross profit	$292,879	$16,123
Operating expense	$254,589	$47,281
Net income (loss)	$38,290	$(31,158)
Weighted average number of shares outstanding	10,250,000	10,250,000
Income per share	$0.00	$(0.01)

Note - Basic income per common share has been calculated assuming that the capital structure following the amendment to our articles of incorporation and forward stock split had taken place as of the first day of the first period presented.

NOTE REGARDING FORWARD–LOOKING STATEMENTS

Certain matters discussed in this prospectus which is a part of our registration statement on Form SB–2, are forward–looking statements. Such forward–looking statements contained in this prospectus involve risks and uncertainties, including statements as to:

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our future operating results,

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our business prospects,

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our contractual arrangements and relationships with third parties,

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the dependence of our future success on the general economy, and

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the adequacy of our cash resources and working capital.

These forward–looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward–looking statements. You should read statements that contain these words carefully because they:

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•

discuss our future expectations;

•

contain projections of our future results of operations or of our financial condition; and

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state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to predict accurately or over which we have little or no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus.

The forward–looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward–looking statements to reflect subsequent events or circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or of any sale of our securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We commenced revenue producing activities in early 2004. Our efforts during the first portion of 2004 were to obtain agreements to perform work. There is a three to six month time period from commencing a bid process to performing work. Thus, most of our 2004 revenue was in the second half of the year. In 2005, we benefited from those efforts for the entire year.

A summary of operating results follows:

	2005	2004

Revenue	$ 1,014,812	$ 461,604
Cost of sales	721,933	445,481
Gross Profit	292,879	16,123

Costs and Expenses:
Selling and administrative	254,589	47,281

Net Income (Loss)	$ 38,290	$ (31,158)

Cost of sales consists of labor costs, materials and travel to the jobsite in both periods. Margins are impacted based on our bidding success and downtime.

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The principal components of selling and administrative expenses in 2005 were sales and marketing costs ($57,593) and salaries other than production crews ($81,437). There were no corresponding costs in 2004. Remaining costs consist of rent, telephones, general office costs and professional fees.

Liquidity

EP Floors does not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need funding to undertake our operations because we do not have a capital-intensive business plan. Private capital, if sought, will be sought from former business associates of our president or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we will use shares to compensate employees/consultants and independent contractors wherever possible.

Our president has advanced the funds necessary for us to meet our limited obligations, including the cash needed to service our bank loan. Our president is not contractually obligated to make these advances, and there are no assurances that such advances will continue.

 Once we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with the professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors by issuing stock options and/or shares of our stock instead of cash to settle obligations, although there can be no assurances that we will be successful in any of those efforts.

Recent Accounting Pronouncements

In June 2003, the Securities and Exchange Commission adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002. Commencing with our annual report for the year ended December 31, 2007, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement

•

of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

•

of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

•

of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

•

that our independent accounting firm has issued an attestation report on management’s assessment of our internal control over financial reporting, which report is also required to be filed.

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In December 2005 the SEC's advisory committee on small business recommended that the SEC allow most companies with market values of less than $700 million to avoid having their internal controls certified by auditors. The advisory committee recommended that most companies with market capitalizations under $100 million be exempted totally. It further recommended that companies with market capitalizations of $100 million to $700 million not face audits of internal controls. Some companies with large revenues but low market values would still be required to comply with the act. There can be no assurances that these proposals or similar proposals will be adopted.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for us in the fiscal year ended December 31, 2006. We have no options outstanding, so this standard has no immediate impact on us.

The FASB also issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

Critical Accounting Policies and Estimates

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.  The following is a brief discussion of the more significant accounting policies and methods used by us.

Revenue recognition: We recognize revenue on the installation of an industrial floor when the work has been completed and accepted by the customer. At December 31, 2005, there were jobs aggregating approximately $87,000 that were completed but not yet accepted by customers. These jobs are not included in revenue in 2005.

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Accounts receivable and bad debts - We are exposed to losses caused by uncollectible accounts receivable. Provisions for these items represent our estimate of actual losses based on our historical experience and are made at the time the related revenue is recognized or facts become known. The provision for doubtful accounts is recorded as a charge to operating expense.

Warranty reserves – We provide a 100% warranty for labor and material for a period of three years after installation, a 75% warranty for labor and material during the fourth year after installation and a 50% warranty for labor and material during the fifth year after installation. To date, our warranty expenses have been immaterial. We have recorded a warranty reserve of $7,500 at December 31, 2005 based on actual experience.

Equipment – Most of our equipment has a short useful life because of the materials that we use and the environmental conditions in which they are used. We expense equipment with a cost of less than $1,000.

Accounting for income taxes –  We had elected to be an S corporation from our inception in September 2003 until March 16, 2006. Under the tax rules for S corporations, principals are taxed separately on their distributive share of the corporation’s taxable income whether or not that income is actually distributed. In accordance with Topic 4B of the Staff Accounting Bulletins issued by the Securities and Exchange Commission all of our undistributed earnings and losses that occurred during the period in which it was an S corporation have been reclassified to additional paid-in capital.

We will account for income taxes using the liability method as required by FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  We will then assess the likelihood that our deferred tax assets will be recovered from future taxable income.  Actual results could differ from this assessment if sufficient taxable income is not generated in future periods.  To the extent we determine the need to establish a valuation allowance or increase such allowance in a period, we must include an expense within the tax provision in the accompanying statement of operations.  The management of the corporation will periodically estimate the probable tax obligations of the corporation using historical experience in tax jurisdictions and informed judgments.  There are inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which the corporation transacts business.  The judgments and estimates made at a point in time may change based on the outcome of tax audits, as well as changes to or further interpretations of regulations.  If such changes take place, there is a risk that the tax rate may increase or decrease in any period.

Our significant accounting policies are described in Note 2 to the financial statements.

Seasonality

We do not experience consistent variations between seasons.

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BUSINESS

EP Floors, Inc. was incorporated under the laws of the State of Delaware on September 2, 2003 and amended its articles of incorporation on March 13, 2006.  We install high-quality engineered polymer floors for industrial applications with a particular emphasis on food processing facilities.  Our floors are well suited for use in industrial facilities that require a flooring surface that is easy to clean, long lasting, anti-skid and resistant to chemical corrosion and thermal shock.  These are the principal characteristics that are important to the food processing industry. Our floors meet the requirements of the

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Food and Drug Administration (“FDA”),

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United States Department of Agriculture (“USDA”),

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Occupational Health and Safety Administration (OSHA”),

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Food Safety and Inspection Service (“FSIS”), and the

•

Hazard Analysis Critical Control Points system (“HACCP”).

We have installed our floors for customers throughout the United States, principally east of the Rocky Mountains and in several Caribbean Island locations.  Robert E. Long is our president and founder.

Product

We offer a complete range of flooring solutions for industrial applications that require durability under extreme conditions and usage.  The material that we principally utilize is a polyurethane-based mortar, which consists of liquid resin and hardener components together with a sand/cement filler. Our offerings generally consist of three alternatives:

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Polyurethane – offers the best durability and slip resistance. It hardens in 15 to 30 minutes and is used in approximately 80% of our jobs.

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Epoxy – is used when price is a principal concern of the customer. It is the cheapest of our product alternatives. It is the easiest to work with because it may take more than 30 minutes to harden after mixing thereby giving our crew the longest time to install.

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Acrylic – is the most expensive of our alternatives and dries the fastest. It has a strong odor but is used in those cases when completion time is required to be very rapid. The principal users of acrylic among our customers are pharmaceutical companies and commercial kitchens.

We purchase the polyurethane from unaffiliated third-party vendors. There are approximately ten suppliers, of which we generally use three. Prices vary very little among the possible suppliers. We do not carry an inventory of materials. We purchase supplies on a job-by-job basis and have the materials shipped directly to a jobsite.

Substantially all of our business is done with food processing facilities.  For the year ended December 31, 2005 approximately 90% of our revenue was generated by business with food processing facilities.  Since inception, our customers have included: Smithfield Packing, Cargill, Purdue Farms, Dean Foods, S.B. Thomas, Dairy Farmers of America, Entennman’s, and Arnold’s Bakery.

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Industrial facilities must meet various requirements of the U.S. Drug Administration, Food and Drug Administration and Occupational Safety and Health Administration. Many industrial users have operations that expose floors to extreme conditions on a regular basis. Until recently, epoxy mortar flooring systems were the choice for new construction or in concrete floor resurfacing. However, epoxy mortar flooring systems tend to separate from the floor when exposed to radical changes in temperature. Recently, urethane mortar flooring has been introduced. These systems are non-toxic, highly chemical resistant and withstand intense changes in temperature. The system is also easier and more efficient to install. Installation does not require any primer which reduces plant downtime by as much as 50% in comparison to competing systems. Urethane mortar flooring can absorb and withstand radical heat and cold temperature shifts and also have sound deadening properties. They are particularly effective in environment having carts with steel wheels used. In summary, urethane mortar flooring systems accomplish two key things. They:

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cut the flooring project time by as much as 50%; and

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withstand hostile environments where radical temperature shifts, heavy impact and damaging chemical agents occur or are routinely present.

The technology for epoxy mortar flooring systems has been in existence for nearly 30 years. However, restrictive patents and unavailability of materials limited their use until the past ten years.

Food processing facilities require the specialized floors that we provide because of the extreme conditions of usage that occurs in these facilities.  The flooring in a food processing facility, on a daily basis, is exposed to the pounding, or mechanical abuse, associated with heavy materials and conveyances moving across their surface.  The floors are also exposed to thermal shock because they must be cleaned daily, and the cleaning is most often done by high temperature material while the operating environment of the floor itself may be quite cold.  In addition these floors will be exposed to spills involving boiling liquids.  Employees must walk on these floors throughout the day. In this type of operating environment the floors must maintain their surface integrity and a non-skid surface.  The floors that we install for our customers meet the requirements of most food processing facilities.

Durability of the flooring is of great importance to prospective customers because a plant must be shut down to repair an existing floor or install a new floor.  It is, therefore, important that the floors that we install have a useful life of an extended number of years.  We guarantee our floors for five years against defects in materials and workmanship.  If our flooring fails in the first three years after installation we fully absorb the cost of repairing, or replacing the floor, in the fourth year our guarantee covers 75% of the cost and the in the fifth year 50% of the cost.

Our customers choose from among our various flooring solutions based on performance and aesthetic issues and requirements.  Generally, these requirements are determined by the conditions under which the floor will be used which include traffic conditions, cleaning requirements, non-skid requirements and the materials used on, or around the floors for both the industrial environment of the floor and its cleaning.

Installation Approach

Our work crews at jobs generally consist of eight to ten members, including a supervisor. Most of these team members are employees who generally earn $15 to $17 per hour. However, we use local temporary employment agencies to provide lower skill positions such as sweepers and vacuumers. Our installation process consists of several steps:

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Step 1 – order the required chemicals and materials and have them shipped to the jobsite.

Step 2 – Set up a staging area for equipment and material at the jobsite. The equipment, which we bring to the jobsite, consists of industrial mixers and grinders. Our personal protective equipment consists of items such as boots, goggles, gloves and ear plugs.

Step 3 – grind the floor to remove the unsound or damaged material from the floor’s surface. The floor is then vacuumed and swept leaving a clean surface (usually of grooved concrete). Areas that will not be resurfaced, such as grates and drains, are then covered with tape.

Step 4 – Start the mixing process. The process involves mixing resins and a hardener and then adding sand. All components are in premeasured containers as packaged by our vendors. The mixing process takes one to three minutes and is then dumped into a tote device with wheels.

Step 5 – the tote machines are manually pulled by finishers and spread the material over the floor with a thickness of ¼ to 3/8 of an inch. Another employee levels and smooths the surface using a hand trowel. This stage must be well planned because the epoxy material hardens in less than 30 minutes after mixing while polyurethane hardens in 15 to 30 minutes.  See also “Business, Product.

Each job generally takes two to three days to complete but may take longer because of unusual circumstances.

Sales and Marketing

Our president has the primary responsibility for the sales and marketing of our product. Demand for our flooring product is driven by new plant construction, plant expansion, and plant maintenance. Approximately, 10% of our business is the result of referrals, 10% is a result of our direct marketing efforts and 40% is a result of leads generated by our web site. The remaining 40% of our business is repeat business, involving installation of floors for customers for whom we have worked in the past.

The typical sales cycle time is approximately six months.  Our operations manager qualifies each lead by determining whether the prospective customer appears to be willing, able and ready to undertake a project. If the operations manager determines that a lead appears viable, it is forwarded to our president.  Generally each new job is competitively bid.  While price is a key factor in substantially every proposal, the other factors that influence the purchase decision include performance of the proposed flooring material and references and timetable for installation. We gather the information for our bidding process by either a walkthrough of the factory or through telephone calls and studying photographs forwarded by the prospective customer.

We provide a 100% warranty for labor and material for a period of three years after installation, a 75% warranty for labor and material during the fourth year after installation and a 50% warranty for labor and material during the fifth year after installation. To date, our warranty expenses have been immaterial.

We generally prefer to perform work directly for the actual customer and avoid being a subcontractor working for a general construction contractor. Therefore, we do not get involved with many new buildings under construction.

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Competition

Although we have not performed any specific market research, we believe that the number of food processing facilities in the U.S is large.  According to the U.S. General Accounting Office  February 2003 Report to Congressional Requesters , Food Processing Security, the “FDA inspects over 57,000 food facilities every five years on average, and USDA inspects over 6,000 meat and poultry slaughter and processing facilities daily. Individual states also conduct yearly inspections of about 300,000 food-processing facilities.”

We have numerous competitors.  Our competitors include companies that both provide installation and those that merely sell materials to independent contractors for installation.  We believe that high performance industrial flooring requires teams of skilled and experienced installers and thus our team provides us with a competitive advantage as compared to those companies that only sell flooring materials to independent contractors but are not involved in installation.

Our competitors include; Stonhard a division of Stoncor Group, Inc., Tufco Flooring, Inc., Margia Floors, Inc. and a flooring material, Ucrete sold by Degussa GmbH.

Our competitive strategy is to provide a very high level of customer service and a rapid turn around time for our customers.

No assurances can be given that our competitive strategy will be successful.

Employees

At December 31, 2005, we had seven employees, including our president. We also use independent contractors who work with our installation crews from time to time for installation of our flooring product. None of our employees have a contract or are subject to collective bargaining arrangements. Employee turnover has been nominal although we cannot provide assurances that that trend will continue.

Property

We currently operate out of office space located at 4 Springfield Street, Three Rivers, MA  01080, which serves as our headquarters. The lease agreement expires in November 2006 and calls for monthly rent payments of $990.

Litigation

We are not a party to any material litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Robert E. Long	42	Director, president, CEO, CFO, principal accounting officer and chairman
Angela Korchevskaya	25	Office manager and director

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Robert E. Long – founded us in September 2003 and has been our fulltime president since inception. From 1994 to 2002 he was a project supervisor and part owner of EPF, Inc., a private company involved in installing specialty industrial floors. It was based in West Springfield, MA.and discontinued immediately prior to the establishment of EP Floors.  Mr. Long is a graduate of Rensselaer Polytechnic Institute.

Angela Korchevskaya – became our office manager in January 2003.From 2001 to 2003 she worked as a part-time accountant/bookkeeper for several private companies based in Springfield, MA. She is a graduate of the University of Massachusetts.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  All officers are appointed annually by the board of directors and, subject to existing employment agreements (which do not currently exist) serve at the discretion of the board. Currently, directors receive no compensation.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the EP Floors board of directors will establish an audit committee and a compensation committee.  The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

All directors will be reimbursed by EP Floors for any accountable expenses incurred in attending directors' meetings provided that EP Floors has the resources to pay these fees.  EP Floors will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to the March 16, 2006 board of directors’ approval and subsequent stockholder approval, EP Floors adopted our 2006 Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,500,000 shares of our common stock.  Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the 1934 Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

No options have been issued or are outstanding under the Plan as of March 16, 2006.

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As previously indicated, the board of directors, on March 16, 2006, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of EP Floors and our subsidiaries, if any.  The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates.  In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants.  We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value.  The board of directors believes that important advantages to EP Floors are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and the stockholders on the other.

The principal terms of the Plan are summarized below; however, it is not intended to be a complete description thereof and such summary is qualified in its entirety by the actual text of the Plan, a copy of which has been filed as an exhibit to our registration statement, of which this prospectus is a part.

Summary Description of the EP Floors, Inc. 2006 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, EP Floors and our subsidiaries, if any, with additional incentives by increasing their ownership interest in EP Floors.  Directors, officers and other employees of EP Floors and our subsidiaries, if any, are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.  Further, NSO’s have two disadvantages compared to ISO’s in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO’s is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately.  Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

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The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a.

decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the              classes of persons eligible to participate in the Plan, or

b.

extend the NSO period, or

c.

materially increase the benefits accruing to Plan participants, or

d.

materially modify Plan participation eligibility requirements, or

e.

extend the expiration date of the Plan.

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	1,500,000
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	1,500,000

Executive Compensation

We currently have no formal written salary arrangement with our president or any director.

					Long Term Compensation
		Annual Compensation			Awards		Payouts
					Restricted	Securities
	Year			Other	Stock	Underlying	LTIP
Name and	Ended		Bonus	Annual	Award(s)	Options/	Payouts	All Other
Principal Position	Dec. 31	Salary ($)	($)	Compensation ($)	($)	SARs (#)	($)	Compensation ($)

Robert E. Long	2005	$9.600	-	-	-	-	-	-
President	2004	-	-	-	-	-	-	-
Angela Korchevskaya	2005	$30,461	-	-	-	-	-	-
Director	2004	$31,312	-	-	-	-	-	-

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PRINCIPAL SHAREHOLDERS

As of March 16, 2006, we had 11,000,000 shares of common stock outstanding which are held by 40 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have or to claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of March 16, 2006; of all directors and executive officers of EP Floors; and of our directors and officers as a group

Name and Address of Beneficial Owner [2]	Number of Shares Beneficially Owned [3]	Percent of Class
Robert E. Long	[4]10,310,000	93.7
Angela Korchevskaya	50,000.5

Officers and Directors as a group ( 2 members)	10,360,000	94.2

CERTAIN RELTIONSHIPSAND RELATED TRANSACTIONS

The sole promoter of EP Floors is our president, Robert E. Long.

The loan to our president amounted to $12,430 at December 31, 2005. It is noninterest-bearing and has no specified maturity date.

DESCRIPTION OF CAPITAL STOCK

Introduction

EP Floors amended its articles of incorporation on March 13, 2006 and is now authorized to issue 99,000,000 shares of common stock and 1,000,000 shares of preferred stock. It also declared a 6,833.333 for 1 forward stock split after which its sole stockholder at the time, Robert E. Long, held 10,250,000 shares of common stock.

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Preferred Stock

EP Floors’s certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

On March 13, 2006 EP Floors effected a 6,833.333 for 1 forward stock split with respect to its then sole stockholder (its president) who owned 1,500 shares and now owns 10,250,000 shares. We sold 750,000 shares in March 2006 (subsequent to filing of Amended Certificate) to 39 shareholders for $750. There are 11,000,000 shares of common stock issued and outstanding at March 16, 2006 held by 40 shareholders. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

___________________________________________________________________________________

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

See also Risk Factor entitled “Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will create a lack of liquidity and make trading difficult or impossible” regarding negative implications of being classified as a “Penny Stock.”

Shareholder Matters

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of FSI, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prohibits, subject to exceptions, publicly-traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation's assets, with any interested stockholder. An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation's outstanding voting securities. This prohibition does not apply if:

•

the transaction is approved by the board of directors before the time the interested stockholder attained that status;

•

upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or

___________________________________________________________________________________

•

at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Shareholder Matters

Certain provisions of Delaware law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights. Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Delaware Revised Statutes ("DRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•

listed on a national securities exchange,

•

included in the national market system by the National Association of Securities Dealers, or

•

held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation (our certificate of incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

•

the articles of incorporation, and all amendments thereto,

•

bylaws and all amendments thereto; and

___________________________________________________________________________________

•

a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Transfer Agent

The Transfer Agent for our common stock is North American Transfer Company, 147 West Merrick Road, Freeport, New York 11520. Its telephone number is 516-379-8501.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•

on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

•

(if a market should develop) in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

•

5purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over- the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

___________________________________________________________________________________

Affiliates and/or promoters of EP Floors who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. We also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or

b)

date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by the NASD.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005 ) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

___________________________________________________________________________________

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

State Securities – Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of Strong shares of common stock.

We intend to apply for listing in Mergent, Inc. which, once published, will provide S&S with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

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Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 805 Third Avenue, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 310,000 shares of our common stock.

EXPERTS

The financial statements of EP Floors as of December 31, 2005 and the years ended December 31, 2005 and 2004 included in this prospectus have been audited by MantylaMCREYNOLDS. LLC, independent registered public accountants, and have been so included in reliance upon the report of MantylaMCREYNOLDS, LLC given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a prospectus on Form SB–2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the prospectus. For further information about us and the shares of our common stock to be sold in this offering, please refer to this prospectus.

As of the date of this prospectus, EP Floors became subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1–800–SEC–0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC’s web site at “http:/www.sec.gov.”

You may request, and we will provide, a copy of our filings, at no cost to you, by writing or telephoning us at the following address:

EP Floors, Inc.

4 Springfield Street, 5th Floor

P.O. Box 338

Three Rivers, MA 01080

203-283-5164

33

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EP FLOORS, INC.

FINANCIAL STATEMENTS  INDEX

Report of Independent Registered Public Accounting Firm Balance Sheet Statements of Operations Statement of Stockholders’ Equity Statements of Cash Flows Notes to the Financial Statements	F-1 F-2 F-3 F-4 F-5 F-6

___________________________________________________________________________________

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

EP Floors, Inc.

Three Rivers, MA

We have audited the accompanying balance sheet of EP Floors, Inc. as of December 31, 2005 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EP Floors, Inc., as of December 31, 2005 and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that EP Floors, Inc. will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has negative working capital at December 31, 2005 which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MantylaMcReynolds, LLC

February 22, 2006

Salt Lake City, Utah

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EP Floors, Inc.

Balance Sheet

December 31, 2005

ASSETS

Current Assets:

Cash	$ 9,418
Accounts receivable(net of allowance for doubtful accounts of $16,960)	111,902
Prepaid expenses	48,938
Total	170,258

Vehicle	10,591
Accumulated depreciation	(1,958)
Net	8,633

Due from president	12,430

TOTAL	$ 191,321

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$ 147,666
Customer deposits	26,711
Accrued expenses and other	9,812
Total	184,189

Stockholders' Equity:
Preferred stock at $0.001 par value; 1,000,000 shares authorized, none issued or outstanding	-
Common stock at $0.001 par value; authorized 99,000,000 shares; 10,250,000 shares issued and outstanding	10,250
Additional paid-in capital	(10,250)
Retained earnings	7,132
Total	7,132

TOTAL	$ 191,321

See notes to financial statements.

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EP Floors, Inc.

Statements of Operations

For the Years Ended December 31, 2005 and 2004

	2005	2004

Revenue	$ 1,014,812	$ 461,604
Cost of sales	721,933	445,481
Gross Profit	292,879	16,123

Costs and Expenses:
Selling and administrative	254,589	47,281

Net Income (Loss)	$ 38,290	$ (31,158)

Basic and diluted income per share	$ 0.00	$ (0.01)
Weighted average number of common shares outstanding	10,250,000	10,250,000

See notes to financial statements.

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EP Floors, Inc.

Statement of Stockholders’ Equity

	Common Shares	Amount	Paid-in Capital	Retained Earnings (Deficit)	Total

Balance, January 1, 2004	10,250,000	$ 10,250	$ (10,250)	$ -	$ -

Net loss– 2004	-	-	-	(31,158)	(31,158)

Balance, December 31, 2004	10,250,000	10,250	(10,250)	(31,158)	(31,158)

Net income – 2005	-	-	-	38,290	38,290

Balance, December 31, 2005	10,250,000	$ 10,250	$ (10,250)	$ 7,132	$ 7,132

See notes to financial statements.

___________________________________________________________________________________

EP Floors, Inc.

Statements of Cash Flows

For the Years Ended December 31, 2005 and 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ 38,290	$ (31,158)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	1,958	-
Increase in warranty reserve	7,500	-
Increase in accounts receivable	(109,502)	(2,400)
Increase in prepaid expenses	(39,383)	(9,555)
(Decrease)/Increase in customer deposits	(4,034)	30,745
Increase in accounts payable and accrued expenses	130,797	19,181
Net Cash Provided by Operating Activities	25,626	6,813

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(10,591)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Loans to officer	(12,430)	-

INCREASE IN CASH	2,605	6,813

CASH AT BEGINNING OF YEAR	6,813	-
CASH AT END OF YEAR	$ 9,418	$ 6,813

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:
Interest	$ -	$ -
Income taxes	$ -	$ -

See notes to financial statements.

___________________________________________________________________________________

EP Floors, Inc.

Notes to the Financial Statements

December 31, 2005

NOTE 1 -

ORGANIZATION

EP Floors, Inc. (the “Company”) was incorporated under the laws of the State of Delaware on September 2, 2003 and amended its articles of incorporation on March 13, 2006.  Immediately thereafter the Company effected a 6,433.333 for 1 forward stock split with respect to its then sole stockholder, its president. The Company installs high-quality engineered polymer floors for industrial applications with a particular emphasis on food processing facilities.

All share and per share amounts in the financial statements and notes assume that the capital structure immediately following the 6,433.333 for 1 forward stock split.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Accounting Method

The Company has elected a calendar year end.

b.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

c.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

d.  Equipment

The purchased vehicle is stated at cost and is depreciated over the estimated useful live of three years. Most of the Company’s equipment, consisting principally of grinders and mixers, has a short useful life because of the materials that we use and the environmental conditions in which they are used. We expense equipment with a cost of less than $1,000. Depreciation expense for the year ended December 31, 2005 was $1, 958 .. The Company did not own any depreciable assets in 2004.

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e.  Revenue Recognition

The Company recognizes revenue on the installation of an industrial floor when the work has been completed and accepted by the customer. The Company records customer deposits that have not yet been earned as unearned revenue. At December 31, 2005, there were jobs aggregating approximately $87,000 that were completed but not yet accepted by customers. These jobs are not included in revenue in 2005. The Company provides a 100% warranty for labor and material for a period of three years after installation, a 75% warranty for labor and material during the fourth year after installation and a 50% warranty for labor and material during the fifth year after installation. To date, its warranty expenses have been immaterial. It has recorded a warranty reserve of $7,500 at December 31, 2005 based on actual experience.

f.  Impact of New Accounting and Reporting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with the Company’s Annual Report for the year ending December 31, 2007, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement:

•

of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•

of management’s assessment of the effectiveness of its internal control over financial reporting as of year end;

•

of the framework used by management to evaluate the effectiveness of its internal control over financial reporting; and

•

that its independent accounting firm has issued an attestation report on management’s assessment of its internal control over financial reporting, which report is also required to be filed.

In December 2005 the SEC's advisory committee on small business recommended that the SEC allow most companies with market values of less than $700 million to avoid having their internal controls certified by auditors. The advisory committee recommended that most companies with market capitalizations under $100 million be exempted totally. It further recommended that companies with market capitalizations of $100 million to $700 million not face audits of internal controls. Some companies with large revenues but low market values would still be required to comply with the act. There can be no assurances that these proposals or similar proposals will be adopted.

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In December 2004, the FASB issued FASB SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the fiscal year ended December 31, 2006. The Company has not yet assessed the impact of adopting this new standard.

The FASB also issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

g.  Accounts Receivable

The Company records an account receivable for revenue earned but net yet collected. If the Company determines any account to be uncollectible based on significant delinquency or other factors, it is immediately written off. An allowance for bad debt has been provided based on estimated losses.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company has negative working capital of $13,931 which raises substantial doubt about its ability to continue as a going concern. The Company is continuing its efforts to bid and obtain increasing numbers of construction jobs. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue in existence.

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NOTE 4 - STOCKHOLDERS’ EQUITY

The Company was incorporated under the laws of the State of Delaware on September 2, 2003 and amended its articles of incorporation on March 13, 2006. It is now authorized to issue 99,000,000 shares of common stock and 1,000,000 shares of preferred stock. It also declared a 6,433.333 for 1 forward stock split after which its sole stockholder at the time held 10,250,000 shares of common stock. On March 15, 2006 the Company issued an additional 750,000 shares to 39 persons at par value of $.001 per share in cash, which totaled $750.

Preferred Stock

The board of directors may determine, without further vote or action by stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

The Company has no shares of preferred stock issued or outstanding.

Common Stock

The holders of the Company’s common stock:

•

Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

Do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

Are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

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Stock Option Plan

On March16, 2006, the Board of Directors approved the Company’s 2006 Non-Statutory Stock Option Plan (the “Plan”) whereby the Company reserved for issuance up to 1,500,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company and its subsidiaries with additional incentives by increasing their ownership interest in the Company.  Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors to the Company providing valuable services to the Company and its subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to the Company and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.

The Board of Directors of the Company or a Compensation Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the Board of Directors and/or Compensation Committee), such options shall terminate immediately.  Unless otherwise determined by the Board of Directors or Compensation Committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might  increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would (a) increase the total number of shares reserved for the purposes of the Plan or decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan or (b) extend the NSO period or (c) materially increase the benefits accruing to Plan participants or (d) materially modify Plan participation eligibility requirements or (e) extend the expiration date of the Plan.  Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

No options or other awards have been issued under the Plan as of March 16, 2006.

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NOTE 5 – INCOME TAXES

The Company had elected to be an S corporation for income tax purposes in 2005 and 2004 and became a C corporation on March 16, 2006. Under the tax rules for S corporations, principals are taxed separately on their distributive share of the corporation’s taxable income whether or not that income is actually distributed. In accordance with Topic 4B of the Staff Accounting Bulletins issued by the Securities and Exchange Commission, all of the Company’s undistributed earnings and losses that occurred during the period in which it was an S corporation will be reclassified to additional paid-in capital.

As a C corporation, the Company will account for income taxes using the asset and liability method as required by FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  It will then assess the likelihood that our deferred tax assets will be recovered from future taxable income.  Actual results could differ from this assessment if sufficient taxable income is not generated in future periods.  To the extent that it determines the need to establish a valuation allowance or increase such allowance in a period, it must include an expense within the tax provision in the accompanying statement of operations.  The management of the corporation will periodically estimate the probable tax obligations of the corporation using historical experience in tax jurisdictions and informed judgments.  There are inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which the corporation transacts business.  The judgments and estimates made at a point in time may change based on the outcome of tax audits, as well as changes to or further interpretations of regulations.  If such changes take place, there is a risk that the tax rate may increase or decrease in any period.

NOTE 6 – RELATED PARTY TRANSACTIONS

The loan to the Company’s President amounted to $12,430 at December 31, 2005. It is noninterest-bearing and has no specified maturity date.

NOTE 7 – LEASES

The Company currently operates out of office space located at 4 Springfield Street, Three Rivers, MA  01080, which serves as its headquarters. The lease agreement expires in November 2006 and calls for monthly rent payments of $990.  Total rent expense amounted to $10,890 in 2005 and $4,950 in 2004.

The Company has entered into two automobile lease obligations.  The monthly lease payments are $688 and $525.  Total lease payments, including fees, for the year ended December 31, 2005 are $7,543 and $4,647.  The lease terms expire in September 2008 and May 2009.  The Company has an option of purchasing the vehicles at the end of the lease agreements for $24,233 and $25,176 respectively.  The minimum lease obligations for the years ended December 31 as follows:

Year Ending December 31:	Amount
2006	$ 14,549
2007	14,549
2008	12,485
2009	2,623
Thereafter	-
Total	$ 44,206

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This prospectus is part of a registration statement that we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus. No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until 90 days after the commencement of the offering, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,675,000 Shares

EP Floors, Inc.

Common Stock

PROSPECTUS

_______, 2006

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TABLE OF CONTENTS

PROSPECTUS SUMMARY

2

RISK FACTORS

3

USE OF PROCEEDS

11

SELLING STOCKHOLDERS

11

DETERMINATION OF OFFERING PRICE

13

DIVIDEND POLICY

13

MARKET FOR SECURITIES

13

SUMMARY FINANCIAL DATA

13

NOTE REGARDING FORWARD–LOOKING STATEMENTS

14

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

15

BUSINESS

19

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

22

PRINCIPAL SHAREHOLDERS

26

CERTAIN RELTIONSHIPSAND RELATED TRANSACTIONS

26

DESCRIPTION OF CAPITAL STOCK

26

PLAN OF DISTRIBUTION

30

LEGAL MATTERS

33

EXPERTS

33

WHERE YOU CAN FIND MORE INFORMATION

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant is bearing all expenses in connection with this prospectus other than sales commissions, underwriting discounts and underwriter’s expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$ 1.79
NASD Filing Fee	100.00
*Accounting fees and expenses	5,000
*Legal fees and expenses	50,000
*Transfer Agent fees	2,500
*Blue Sky fees and expenses	5,000
*Miscellaneous expenses	1,398.21

Total	$ 64.000

* Indicates expenses that have been estimated for filing purposes.

ITEM 25. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company has a provision in its charter, by-laws, or other contracts providing for indemnification of its officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On March 13, 2006, the Company amended its articles of incorporation and effected a 6,833.333 for 1 forward stock split for its then sole stockholder, its president who thereafter owned 10,250,000 shares. During March of 2006, 750,000 shares of common stock were issued to 39 individuals at $.001 per share for $750 in cash.  These stockholders had an opportunity to ask questions of and receive answers from executive officers of Registrant and were provided with access to Registrant’s documents and records in order to verify the information provided.   Each of these 39 shareholders who was not an accredited investor either alone or with his purchaser representative(s), if any, represented that he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment, and the Issuer had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between executives of Registrant and the individual purchaser, each of whom, or their respective representative, indicated that they met the definition of “sophisticated” investor as defined in Regulation D, and EP Floors has made a determination that each of such investors are “sophisticated investors.”  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with EP Floors. In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he or she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on the stock transfer records of the Registrant.

The foregoing issuances of securities were affected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, as amended.

ITEM 27. EXHIBITS.

3.1a	Articles of Incorporation
3.1b	Amended Articles of Incorporation
3.2	By–Laws
5.1	Opinion of Gary B. Wolff, P.C.
10.1	2006 Non–Statutory Stock Option Plan
10.2	Lease and Amendments
23.1	Consent of MantylaMCREYNOLDS. LLC
23.2	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

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ITEM 28. UNDERTAKINGS.

The Registrant undertakes:

1.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

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(iii)

Include any additional or changed material information on the plan of distribution.

2.

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that:

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

g.

That for the purpose of determining liability under the Securities Act to any purchaser:

2.

Since the small business issuer is subject to Rule 430C

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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5.

Request for Acceleration of Effective Date.  If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this SB–2 Prospectus to be signed on its behalf by the undersigned, thereunto duly authorized, in Three Rivers, Massachusetts on March 20, 2006.

EP Floors, Inc.

/s/ Robert Long

By: Robert Long, President and
Secretary, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date
/s/ Robert Long		March 20, 2006
By: Robert Long	President and Secretary, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Chairman

/s/ Angela Korchevskaya		March 20, 2006
By: Angela Korchevskaya	Director and office manager

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Footnotes

1

Estimated solely  for  the  purpose  of  computing  the  amount  of the registration fee pursuant to Rule 457(a)  under the Securities Act of ’33, as amended and based upon the amount of consideration received by the issuer.  As of the date hereof, there is no established public market for the common stock being registered.  Accordingly, and in accordance with Item 505 of Regulation S-B requirements certain factor(s) must be considered and utilized in determining the offering price.  The factor considered and utilized herein consisted of and is based upon the issuance price of those securities issued (in March 2006) which shares of common stock were all issued at $.001 per share and with the Company selecting $.01 per share as being the nearest full cent higher than the $.001 price indicated.

2

The address for each person is 4 Springfield Street, 5th Floor, P.O. Box 338, Three Rivers, MA 01080.

3

Unless otherwise indicated, EP Floors believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Mr. Long’s shares includes 30,000 shares held by his wife and two minor children (10,000 shares each). Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

4

Inclusive of an aggregate 30,000 shares owned by Mr. Long’s wife and two minor children (10,000 each) in accordance with SEC Release 33-4819 which states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children.  Mr. Long disclaims any beneficial interest in or control over any of such 30,000  shares other than that which may be attributed to him by operation of law.

5

If any of the selling shareholders enter into an agreement after the effectiveness of this registration statement to sell all or a portion of their shares in EP Floors to a broker-dealer as principal and the broker-dealer is acting as underwriter, EP Floors will file a post-effective amendment to its  registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to such registration statement.